As filed with the Securities and Exchange Commission on May 16, 2006
Registration No. 333-133114

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3 /A
AMENDMENT NO. 2 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ADSTAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-3666899 (I.R.S. Employer Identification No.)
4553 Glencoe Avenue, Suite 300
Marina del Rey, California 90292
(Address, including zip code, and telephone number, including area code, of registrant’s executive offices)
LESLIE BERNHARD
President and Chief Executive Officer
4553 Glencoe Avenue, Suite 300,
Marina del Rey, California 90292
(310) 577-8255
(Name, address, including zip code, and telephone number, including area code of agent for service)
Copies to :
Stephen A. Zelnick, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue
New York, New York 10022
(212) 838-8040
(212) 838-9190 (Facsimile)
Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PART II
Item 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:
     (i) include any prospectus required by Section 10(a) (3) of the Securities Act;
     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.
     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For purposes of determining liability under the Securities Act, that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE
     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on May 16, 2006.

AdStar, Inc.
by:	/s/ Leslie Bernhard
Leslie Bernhard, President

POWER OF ATTORNEY
     ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie Bernhard and Stephen A. Zelnick, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 16, 2006.

	Signature	Title
Principal Executive Officer
	/s/ Leslie Bernhard Leslie Bernhard	President and Chief Executive Officer and Director (Principal Executive Officer)

Principal Financial Officer
	/s/ James Linesch James Linesch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer

Directors
	/s/ Eli Rousso*	Director

James Linesch

	/s/ Jeffrey Baudo*	Director

Jeffrey Baudo

	/s/ Michael Jackson*	Director

Michael Jackson

	/s/ John Rudy*	Director

John Rudy

	Signature	Title
	/s/ Peter M. Zollman*	Director

Peter M. Zollman

s/s Michael P. Dubreil*

Michael P. Dubreuil

*by:	/s/ Stephen A. Zelnick

Stephen A. Zelnick, Attorney in Fact